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                                                                       EXHIBIT 5



                   [BRACEWELL & PATTERSON, L.L.P. LETTERHEAD]



                                January 23, 2003



National-Oilwell, Inc.
10000 Richmond
Houston, Texas 77042

Ladies and Gentlemen:

We have acted as counsel to National-Oilwell, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale by a selling stockholder of up to 3,200,000 shares of common stock, par value $.01 per share (the "Shares"), of the Company.

We have examined originals or copies certified by officers of the Company of (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the By-laws of the Company, as amended to date; (c) certified copies of certain resolutions adopted by the Board of Directors of the Company; and (d) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware.

         2. The Shares have been duly and validly authorized and issued and are fully paid and nonassessable.


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National-Oilwell, Inc.
January 23, 2003
Page 2


The foregoing opinion is based on and limited to the General Corporation Law of the State of Delaware and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.


                                              Very truly yours,

                                              /s/ Bracewell & Patterson, L.L.P.

                                              Bracewell & Patterson, L.L.P.